  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996
                                      REGISTRATION NO. 333-____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          SHAMAN PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                            94-3095806
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                              213 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
               (Address of principal executive offices) (zip code)


                          SHAMAN PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                  Lisa A. Conte
                      President and Chief Executive Officer
                          SHAMAN PHARMACEUTICALS, INC.
          213 East Grand Avenue, South San Francisco, California 94080
          (Name and address, including zip code, of agent for service)
                                 (415) 952-7070
          (Telephone number, including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    Proposed              Proposed
                                                                Maximum Offering           Maximum
       Title of Securities                  Amount to be            Price per             Aggregate                Amount of
        to be Registered                    Registered(1)            Share(2)           Offering Price          Registration Fee
Options to purchase Common Stock               450,000                  N/A                   N/A                      N/A


Common Stock, $0.001 par value              450,000 shares             $6.25              $2,812,500                  $970
===================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Shaman Pharmaceuticals, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Shaman Pharmaceuticals, Inc. on July 24, 1996 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

                  Shaman Pharmaceuticals, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 1, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 filed with the Commission on May 14, 1996; and

         (c) The Registrant's Registration Statement No. 0-21022 on Form 8-A filed with the Commission on December 18, 1992, as amended by Amendments Nos. 1, 2 and 3 filed on January 19, January 21 and January 26, 1993, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel

                  Not applicable.


Item 6.  Indemnification of Directors and Officers

                  Pursuant to the General Corporation Law of Delaware ("Delaware Law"), the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which eliminate the personal liability of each member of the Registrant's Board of Directors to the Registrant and its stockholders for monetary damages for breach of such Board member's fiduciary duties in certain circumstances and authorize the Registrant to indemnify its Board members, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. The Registrant's Bylaws require the Registrant to indemnify its Board members and permit the Registrant to indemnify its officers, employees and other agents to the fullest extent permitted by Delaware Law.

                  The Registrant's Amended and Restated Certificate of Incorporation expressly authorizes the use of indemnification agreements. The Registrant has entered into such indemnification agreements with all of its officers and Board members. The form of such agreements was approved by the Registrant's stockholders in January 1993.


Item 7.  Exemption from Registration Claimed

                  Not applicable.


Item 8.  Exhibits

Exhibit Number        Exhibit
- --------------        -------
    4                 Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 0-21022 on
                      Form 8-A and Amendments Nos. 1, 2 and 3 thereto, which are incorporated herein by reference pursuant to Item 3(c) of
                      this Registration Statement.
    5                 Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Ernst & Young LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
    24                Power of Attorney. Reference is made to page II.4 of this
                      Registration Statement.
    99.1              Shaman Pharmaceuticals, Inc. 1992 Stock Option Plan.
    99.2*             Form of Notice of Grant with Stock Option Agreement.
    99.3*             Form of Addendum to Stock Option Agreement (Special Tax
                      Elections).
    99.4*             Form of Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Rights).
    99.5**            Form of Non-Employee Director Automatic Stock Option
                      Agreement.

- ----------------------

* Exhibits 99.2, 99.3 and 99.4 are incorporated herein by reference to Exhibits 28.2, 28.3 and 28.4, respectively, to Registrant's Registration Statement No. 33-66450 filed with the Commission on July 23, 1993.

** Exhibit 99.5 is incorporated herein by reference to Exhibit 99.5 to Registrant's Registration Statement No. 33-93938 filed with the Commission on June 26, 1995.


Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 29th day of July 1996.

                                  SHAMAN PHARMACEUTICALS, INC.


                                  By:  /s/  Lisa A. Conte
                                       -----------------------------------
                                       Lisa A. Conte
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Shaman Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Lisa A. Conte and Barbara Evans Goodrich and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                          Title                              Date
- ----------                          -----                              ----
/s/ Lisa A. Conte           President, Chief Executive           July 29, 1996
- -----------------------     Officer and Director (Principal      -------------
    Lisa A. Conte           Executive Officer)

Signatures                          Title                              Date
- ----------                          -----                              ----
/s/ Barbara Evans Goodrich    Principal Financial Officer          July 29, 1996
- --------------------------    (Principal Financial and
    Barbara Evans Goodrich    Accounting Officer)



/s/ G. Kirk Raab             Chairman of the Board                 July 29, 1996
- -------------------------
    G. Kirk Raab


/s/ Herbert H. McDade, Jr.   Director                              July 29, 1996
- --------------------------
    Herbert H. McDade, Jr.


/s/ M. David Titus           Director                              July 29, 1996
- --------------------------
    M. David Titus


/s/ John A. Young            Director                              July 29, 1996
- --------------------------
    John A. Young

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                          SHAMAN PHARMACEUTICALS, INC.

                                  EXHIBIT INDEX


Exhibit
Number        Exhibit
- -------       -------
4             Instruments Defining Rights of Stockholders. Reference is made to
              Registrant's Registration Statement No. 0-21022 on Form 8-A and
              Amendments No. 1, 2 and 3 thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1          Consent of Ernst & Young LLP, Independent Auditors.
23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
              5.
24            Power of Attorney. Reference is made to page II.4 of this
              Registration Statement.
99.1          Shaman Pharmaceuticals, Inc. 1992 Stock Option Plan.
99.2*         Form of Notice of Grant with Stock Option Agreement.
99.3*         Form of Addendum to Stock Option Agreement (Special Tax
              Elections).
99.4*         Form of Addendum to Stock Option Agreement (Limited Stock
              Appreciation Rights).
99.5**        Form of Non-Employee Director Automatic Stock Option Agreement.

- ----------------------

* Exhibits 99.2, 99.3 and 99.4 are incorporated herein by reference to Exhibits 28.2, 28.3 and 28.4, respectively, to Registrant's Registration Statement No. 33-66450 filed with the Commission on July 23, 1993.

** Exhibit 99.5 is incorporated herein by reference to Exhibit 99.5 to Registrant's Registration Statement No. 33-93938 filed with the Commission on June 26, 1995.